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                                                                     EXHIBIT 4.1


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                               AT&T BROADBAND, LLC


                                       and


                          THE BANK OF NEW YORK, Trustee


                                ----------------


                         SEVENTH SUPPLEMENTAL INDENTURE
                           Dated as of March 21, 2000


              Supplement to Indenture Dated as of January 29, 1996
                               as supplemented by
           First Supplemental Indenture Dated as of January 29, 1996,
             Second Supplemental Indenture Dated as of May 22, 1996,
            Third Supplemental Indenture Dated as of March 14, 1997,
            Fourth Supplemental Indenture Dated as of March 24, 1997,
           Fifth Supplemental Indenture Dated as of March 9, 1999, and
              Sixth Supplemental Indenture Dated February 25, 2000


                              --------------------


              8.72% Subordinated Deferrable Interest Notes due 2045
             10.00% Subordinated Deferrable Interest Notes due 2045
              9.72% Subordinated Deferrable Interest Notes due 2036



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         SEVENTH SUPPLEMENTAL INDENTURE, dated as of March 21, 2000 (this
"Supplemental Indenture"), among AT&T Broadband, LLC, a Delaware limited liability company (the "Company"), AT&T Corp., a New York corporation (the "Guarantor"), and The Bank of New York, a New York banking corporation, as trustee (the "Trustee").

         WHEREAS the Company is the successor issuer under the Indenture, dated as of January 29, 1996, as supplemented by a First Supplemental Indenture, dated as of January 29, 1996, a Second Supplemental Indenture, dated as of May 22, 1996, a Third Supplemental Indenture, dated as of March 14, 1997, a Fourth Supplemental Indenture, dated as of March 24, 1997, a Fifth Supplemental Indenture, dated as of March 9, 1999, and a Sixth Supplemental Indenture, dated as of February 25, 2000 (collectively, the "Original Indenture", and together with this Supplemental Indenture, the "Indenture"), pursuant to which the Company (as successor issuer) issued, and the Trustee authenticated and delivered the following securities, among others, which are, as of the date hereof, outstanding:

(a) $515,463,925 aggregate principal amount of the Company's 8.72% Subordinated Deferrable Interest Notes due 2045 (the "Trust I Notes");

(b) $515,463,925 aggregate principal amount of the Company's 10.00% Subordinated Deferrable Interest Notes due 2045 (the "Trust II Notes"); and

(c) $206,185,575 aggregate principal amount of the Company's 9.72% Subordinated Deferrable Interest Notes due 2036 (the "Trust IV Notes", and together with the Trust I Notes and the Trust II Notes, the "Subject Securities");

         WHEREAS TCI Communications Financing I, a Delaware statutory business trust ("Trust I"), has issued $500,000,000 aggregate liquidation amount of its 8.72% Trust Originated Preferred Securities, representing undivided beneficial interests in the assets of Trust I, and has invested the proceeds from such issuance in the Trust I Notes;

         WHEREAS TCI Communications Financing II, a Delaware statutory business trust ("Trust II"), has issued $500,000,000 aggregate liquidation amount of its 10.00% Trust Preferred Securities, representing undivided beneficial interests in the assets of Trust II, and has invested the proceeds from such issuance in the Trust II Notes;

         WHEREAS TCI Communications Financing IV, a Delaware statutory business trust ("Trust IV"), has issued $200,000,000 aggregate liquidation amount of its 9.72% Trust Preferred Securities, representing undivided beneficial interests in the assets of Trust IV, and has invested the proceeds from such issuance in the Trust IV Notes;

         WHEREAS the Company is the obligor with respect to the Subject Securities;

         WHEREAS the Guarantor desires to irrevocably and unconditionally guarantee, on a subordinated basis, the full and punctual payment of principal of and interest on the Subject


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Securities when due, whether at maturity, by acceleration, by redemption or otherwise, and all other monetary obligations of the Company under the Subject Securities and, with respect to the Subject Securities, under the Indenture (including obligations of the Company to the Trustee), and the full and punctual performance (within applicable grace periods) of all other obligations of the Company under the Subject Securities and, with respect to the Subject Securities, under the Indenture;

         WHEREAS the Company and the Guarantor have requested that the Trustee execute and deliver this Supplemental Indenture and all requirements necessary to make this Supplemental Indenture a valid instrument in accordance with its terms and to make the guarantee provided for herein the valid obligation of the Guarantor, and the execution and delivery of this Supplemental Indenture have been duly authorized in all respects.

         NOW THEREFORE, in consideration of the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged the Company, the Guarantor and the Trustee hereby agree as follows for the equal and ratable benefit of the Holders of the Subject
Securities:

         SECTION 1. Definitions.

         (a) Capitalized terms used herein but not defined herein have the meanings ascribed to such terms in the Original Indenture.

         (b) Article I, Section 1.01, of the Original Indenture is hereby supplemented, solely with respect to this Supplemental Indenture, to add the following definitions:

                   "Guarantor Senior Indebtedness" means all indebtedness, obligations or liabilities of the Guarantor, whether outstanding at the date of effectiveness of the Seventh Supplemental Indenture to the Indenture or thereafter incurred, assumed, guaranteed or otherwise created (including, without limitation, interest accruing on or after a bankruptcy or other similar event, whether or not an allowed claim therein), in respect of (A) indebtedness of the Guarantor for money borrowed, (B) indebtedness evidenced by securities, debentures, bonds, notes or other similar instruments issued by the Guarantor, (C) all capital lease obligations of the Guarantor, (D) all obligations of the Guarantor issued or assumed as the deferred purchase price of property, all conditional sale obligations of the Guarantor and all obligations of such obligor under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business), (E) all obligations of the Guarantor for reimbursement on any letter of credit, banker's acceptance, security purchase facility or similar credit transaction, (F) all obligations of the type referred to in clauses (A) through (E) of other Persons for the payment of which the Guarantor is responsible or liable as obligor, guarantor or otherwise, and (G) all obligations of the type referred to in clauses (A) through
         (F) of other Persons secured by any lien on any property or asset of the Guarantor (whether or not such obligation is assumed by such obligor), except for any such indebtedness, obligations or liabilities the terms of which expressly provide that


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         such indebtedness, obligation or liability is equal or subordinated in right of payment to the Guarantor's guarantee with respect to the Subject Securities, as the case may be. For greater certainty, "Guarantor Senior Indebtedness" includes all indebtedness, obligations or liabilities between or among the Guarantor and its Affiliates, except for such indebtedness, obligations or liabilities the terms of which expressly provide that such indebtedness, obligation or liability is equal or subordinated in right of payment to the Guarantor's guarantee with respect to the Subject Securities, as the case may be.

                  "Guarantor Senior Indebtedness Representative" means any Person whom the Guarantor has, by written notice to the Trustee, identified as the indenture trustee or other trustee, agent or representative for an issue of Guarantor Senior Indebtedness.

         SECTION 2. Guarantee.

         (a) The Guarantor irrevocably and unconditionally guarantees, on a subordinated basis as set forth herein (the "Guarantee"), to each Holder of Subject Securities and to the Trustee and its successors and assigns, (i) the full and punctual payment of principal of and interest on the Subject Securities when due, whether at maturity, by acceleration, by redemption or otherwise, and all other monetary obligations of the Company with respect to the Subject Securities under the Indenture (including obligations of the Company to the Trustee) and the Subject Securities and (ii) the full and punctual performance (within applicable grace periods) of all other obligations of the Company with respect to the Subject Securities under the Indenture and the Subject Securities.

         (b) The Guarantor further agrees that the Guarantee constitutes a guarantee of payment and performance and not of collection.

         (c) The obligations of the Guarantor to make any payment hereunder may be satisfied by causing the Company to make such payment.

         (d) The Guarantor also agrees to pay any and all costs and expenses (including reasonable attorneys' fees) incurred by the Trustee or any Holder of Subject Securities in enforcing any of their respective rights under the Guarantee.

         SECTION 3. Subordination.

         The Guarantee is hereby expressly subordinated in right of payment, to the extent and in the manner provided in this Supplemental Indenture, to the prior payment in full in cash or cash equivalents of all Guarantor Senior Indebtedness and such subordination is for the benefit of the holders of Guarantor Senior Indebtedness. Upon any payment or distribution of all or substantially all the assets of the Guarantor, whether voluntary or involuntary, or upon any reorganization, readjustment, arrangement or similar proceeding relating to the Guarantor or its property, whether or not the Guarantor is a party thereto and whether in bankruptcy, insolvency, receivership or similar


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proceedings, or upon any assignment by the Guarantor for the benefit of creditors or upon any other marshaling of the assets and liabilities of the
Guarantor:

                  (i) all Guarantor Senior Indebtedness shall first be paid in full in cash or cash equivalents, or provisions made for such payment by deposit thereof in trust with a bank or banks (either theretofore acting as trustees under indentures pursuant to which Guarantor Senior Indebtedness shall have been issued or duly appointed paying agents for the purpose), before any payment is made in respect of the Guarantee;

                  (ii) any payment in respect of the Guarantee to which the Holders of Subject Securities would be entitled except for the provisions of this Section shall be paid or delivered by the Guarantor or the liquidating trustee or agent or other Person making such payment, whether a trustee in bankruptcy, a receiver or liquidating trustee or other trustee or agent, directly and ratably to the holders of Guarantor Senior Indebtedness or the Guarantor Senior Indebtedness Representatives, as the case may be (subject to any subordination of any class of Guarantor Senior Indebtedness, by the provisions thereof, to any other class or classes of Guarantor Senior Indebtedness), according to the aggregate amounts remaining unpaid on account of the principal of, and the premium, if any, and interest on, and other monetary obligation with respect to, the Guarantor Senior Indebtedness, to the extent necessary to make payment in full of all Guarantor Senior Indebtedness remaining unpaid, after giving effect to any concurrent payment or distribution, or provision therefor, to the holders of such Guarantor Senior Indebtedness; and

                  (iii) in the event that, notwithstanding the foregoing, any payment of any kind or character in respect of the Guarantee shall be received by the Trustee or the Holders of Subject Securities before all Guarantor Senior Indebtedness is paid in full, or provision made as aforesaid for its payment, such payment shall be held in trust for the ratable benefit of and shall be ratably paid over or delivered to the holders of Guarantor Senior Indebtedness remaining unpaid or unprovided for or the Guarantor Senior Indebtedness Representatives, as provided in the foregoing subparagraph (ii), for application to the payment of all principal of, and premium, if any, and interest on, and other monetary obligation with respect to, such Guarantor Senior Indebtedness remaining unpaid until all such Guarantor Senior Indebtedness shall have been paid in full, after giving effect to any concurrent payment or distribution, or provision therefor, to the holders of such Guarantor Senior Indebtedness.

         SECTION 4. Default on Guarantor Senior Indebtedness.

         Subject to the provisions of Section 5, in the event and during the continuation of any default in the payment of principal of, or premium, if any, or interest on, or other monetary obligation with respect to, any Guarantor Senior Indebtedness beyond any applicable period of grace, or in the event that any event of default with respect to any Guarantor Senior Indebtedness shall have occurred and be continuing, unless and until such default or event of default shall have been cured or waived or shall have ceased to exist, no payment shall be made by the Guarantor in respect of the Guarantee.


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Nothing contained in this Section or elsewhere in this Supplemental Indenture shall, however, prevent the application by the Trustee of any moneys deposited with it hereunder by the Guarantor in respect of the Guarantee, if, at the time of such deposit, the Trustee did not have written notice of any event prohibiting the making of such deposit by the Guarantor.

         The Guarantor shall give prompt written notice to the Trustee of any facts that would prohibit the making of any payment of moneys in respect of the Guarantee, including any dissolution, winding up, liquidation or reorganization of the Guarantor. Anything in this Section or elsewhere in this Supplemental Indenture to the contrary notwithstanding, the Trustee shall not be charged with knowledge of the existence of any Guarantor Senior Indebtedness or of any default or event of default with respect to any Guarantor Senior Indebtedness or of any other facts that would prohibit the making of any payment of moneys hereunder, unless and until the Trustee shall have received notice in writing to that effect signed by an officer of the Guarantor or by a holder of Guarantor Senior Indebtedness who shall have been certified by the Guarantor or otherwise established to the reasonable satisfaction of the Trustee to be such holder or by a Guarantor Senior Indebtedness Representative.

         SECTION 5. Disputes with Holders of Certain Guarantor Senior Indebtedness.

         Any failure by the Guarantor to make any payment on or perform any other obligation under Guarantor Senior Indebtedness, other than Guarantor Senior Indebtedness consisting of any indebtedness incurred by the Guarantor or assumed or guaranteed, directly or indirectly, by the Guarantor for money borrowed (or any deferral, renewal, extension or refunding thereof) or consisting of any indebtedness or obligation in which the provisions of this Section shall have been waived by the Guarantor in the instrument or instruments by which the Guarantor incurred, assumed, guaranteed or otherwise created such indebtedness or obligation, shall not be deemed a default or event of default under Section 4 hereof for so long as (a) the Guarantor disputes its obligation to make such payment or perform such obligation and (b) either (i) such dispute does not result in a judgment against the Guarantor that remains undischarged, unbonded or in force for more than the applicable appeal period or (ii) in the event of such a judgment, the Guarantor in good faith prosecutes an appeal or other proceeding for review and the Guarantor has obtained a stay of execution from such judgment pending such appeal or review.

         SECTION 6. When Payment Must Be Paid Over.

         If a payment is made pursuant to the Guarantee that because of Section 4 or 5 should not have been made to the Holders of the Subject Securities, the Holders of Subject Securities who receive the payment shall hold it in trust for holders of Guarantor Senior Indebtedness and pay it over to them as their interests may appear.


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         SECTION 7. Relative Rights.

         This Section defines the relative rights of Holders of Subject Securities with respect to the Guarantee and holders of Guarantor Senior Indebtedness. Nothing in this Indenture shall:

         (a) impair, as between the Guarantor and Holders of Subject Securities, the obligation of the Guarantor, which is absolute and unconditional, to make payment under the Guarantee when, as and if due pursuant to this Supplemental Indenture;

         (b) affect the relative rights of Holders of Subject Securities and creditors of the Guarantor other than holders of Guarantor Senior Indebtedness; or

         (c) prevent the Trustee or any Holder of Subject Securities from exercising its available remedies with respect to the Guarantee, subject to the rights of holders of Guarantor Senior Indebtedness to receive distributions otherwise payable to Holders of Subject Securities.

         SECTION 8. Subordination May Not Be Impaired by Guarantor.

         No right of any holder of Guarantor Senior Indebtedness to enforce the subordination of the Guarantee shall be impaired by any act or failure to act by the Guarantor or by its failure to comply with this Supplemental Indenture.

         SECTION 9. SEC Reports.

         The Guarantor shall file with the Trustee within 15 days after it files them with the SEC copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which the Guarantor is required to file with the SEC pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

         SECTION 10. Conflict with the TIA.

         If any provision of this Supplemental Indenture modifies or excludes any provision of the TIA that is required under such Act to be part of and govern the Indenture, the latter provision of the TIA shall control. If any provision hereof modifies or excludes any provision of the TIA that may be so modified or excluded, the latter provision of the TIA shall be deemed to apply to this Supplemental Indenture, as so modified or excluded, as the case may be.

         SECTION 11. Date and Time of Effectiveness.

         This Supplemental Indenture shall become a legally effective and binding instrument at and as of the date hereof.


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         SECTION 12. Supplemental Indenture Incorporated Into Indenture.

         The terms and conditions of this Supplemental Indenture shall be deemed to be part of the Indenture for all purposes relating to the Subject Securities. The Original Indenture, is hereby incorporated by reference herein and the Original Indenture, as supplemented by this Supplemental Indenture, is in all respects adopted, ratified and confirmed.

         SECTION 13. Subject Securities Deemed Conformed.

         As of the date hereof, the provisions of the Subject Securities then outstanding shall be deemed to be conformed, without the necessity for any reissuance or exchange of such Subject Security or any other action on the part of the Holders of Subject Securities, the Company or the Trustee, so as to reflect this Supplemental Indenture.

         SECTION 14. Successors.

         All agreements of the Company, the Guarantor and the Trustee in this Supplemental Indenture and in the Indenture shall bind their respective successors.

         SECTION 15. Benefits of Supplemental Indenture.

         Nothing in this Supplemental Indenture, express or implied, shall give to any person, other than the parties hereto and their successors hereunder and the Holders of Subject Securities, any benefit or any legal or equitable right, remedy or claim under this Supplemental Indenture or the Indenture.

         SECTION 16. Separability.

         In case any provision in this Supplemental Indenture, or in the Indenture, shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.

         SECTION 17. Headings.

         The section headings of this Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part of this Supplemental Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

         SECTION 18. Notices.

         All notices provided for herein shall be in writing, duly signed by the party giving such notice, and shall be delivered, telecopied or mailed by first class mail as follows:


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                  (a) if given to the Guarantor, to the Guarantor's mailing
address set forth below or such other address as the Guarantor may give notice of to the Holders of the Subject Securities:

                           AT&T Corp.
                           32 Avenue of the Americas
                           New York, New York 10013-2412
                                Attention: Legal Department;

                  (b) if given to the Trustee, to the address set forth in the Indenture or to such other address as the Trustee may give notice of to the Holders of Subject Securities; and

                  (c) if given to any Holder of Subject Securities, at the address set forth on the books and records of Trust I, Trust II or Trust IV, as applicable.

         All such notices shall be deemed to have been given when received in person, telecopied with receipt confirmed, or mailed by first class mail, postage prepaid except that if a notice or other document is refused delivery or cannot be delivered because of a changed address of which no notice was given, such notice or other document shall be deemed to have been delivered on the date of such refusal or inability to deliver.

         SECTION 19. GOVERNING LAW.

         THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK.

         SECTION 20. Counterparts.

         This Supplemental Indenture may be executed in two or more counterparts, each of which shall constitute an original, but all of which when taken together shall constitute the same instrument.

         SECTION 21. Trustee Not Responsible for Recitals.

         The recitals herein contained are made by the Company and the Guarantor, and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture.


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         IN WITNESS WHEREOF, the parties hereto have caused this Supplemental
Indenture to be duly executed as of the date first above written.


                                  AT&T BROADBAND, LLC

                                  By:
                                      ------------------------------------------
                                  Name:
                                  Title:

                                  AT&T CORP.

                                  By:
                                      ------------------------------------------
                                  Name:
                                  Title:

                                  THE BANK OF NEW YORK, as Trustee

                                  By:
                                      ------------------------------------------
                                  Name:
                                  Title:



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